AMENDED SCHEDULE A TO AGREEMENT AND DECLARATION OF TRUST OF OLD MUTUAL FUNDS II
AS AMENDED FOLLOWING THE CLOSE OF BUSINESS ON MARCH 27, 2009

OLD MUTUAL FUNDS II
PORTFOLIOS AND CLASSES THEREOF

PORTFOLIO	CLASSES OF EACH PORTFOLIO

Old Mutual Advantage Growth Fund	Institutional Class

Old Mutual Analytic U.S. Long/Short Fund	Class A
Class C
Institutional Class
Class Z

Old Mutual Barrow Hanley Core Bond Fund	Institutional Class

Old Mutual Barrow Hanley Value Fund	Class A
Class C
Institutional Class
Class Z

Old Mutual Cash Reserves Fund	Class A
Class C
Institutional Class
Class Z

Old Mutual Columbus Circle Technology and Communications Fund	Class A
Class C
Institutional Class
Class Z

Old Mutual Discover Value Fund	Institutional Class

Old Mutual Dwight High Yield Fund	Institutional Class

Old Mutual Dwight Intermediate Fixed Income Fund	Class A
Class C
Institutional Class
Class Z

Old Mutual Dwight Short Term Fixed Income Fund	Class A
Class C
Institutional Class
Class Z

Old Mutual Focused Fund	Class A
Class C
Institutional Class
Class Z

Old Mutual Growth Fund	Class A
Class C
Institutional Class
Class Z

Old Mutual Heitman REIT Fund	Class A
Class C
Institutional Class
Class Z

Old Mutual Large Cap Growth Fund	Class A
Class C
Institutional Class
Class Z

Old Mutual Strategic Small Company Fund	Class A
Class C
Institutional Class
Class Z

Old Mutual TS&W Small Cap Value Fund	Class A
Class C
Institutional Class
Class Z

Old Mutual TS&W Mid-Cap Value Fund	Class A
Class C
Institutional Class
Class Z

By:	/s/ Robert T. Kelly
Name:	Robert T. Kelly
Title:	Treasurer